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                                                             EXHIBIT 3.2

                             CERTIFICATE OF FORMATION

                                        OF

                             TORCHMARK CAPITAL L.L.C.


              This Certificate of Formation of Torchmark Capital L.L.C. (the "LLC"), dated as of March 11, 1994, is being duly executed and filed by Torchmark Corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. (S)18-101, et seq.).


         FIRST: The name of the limited liability company formed hereby is Torchmark Capital L.L.C.


         SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


         THIRD: The name and the address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County,
                   Delaware  19801.


         FOURTH: The latest date on which the LLC is to dissolve is March 31, 2046.


              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                         TORCHMARK CORPORATION



                                         By: /s/ Carol A. McCoy
                                         Name:   Carol A. McCoy
                                         Its: Associate Counsel and
                                              Assistant Secretary